                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Univision Communications Inc.:


     As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this Registration Statement.


                                          ARTHUR ANDERSEN LLP

Roseland, New Jersey

September 4, 1996